Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4 of Cabot Microelectronics Corporation of our report dated June 14, 2017, relating to the consolidated financial statements of Flowchem Holdings, LLC, appearing in the Current Report on Form 8-K/A filed by KMG Chemicals, Inc. on August 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 5, 2018